AMENDED AND RESTATED BY-LAWS

OF

JPMORGAN CREDIT MARKETS FUND

(a Delaware Statutory Trust)

adopted September 21, 2026

ARTICLE I.

DEFINITIONS

The terms “By-Laws,” “1940 Act,” “Delaware Act,” “Shareholder,” “Shares,” “Trust,” “Trustees,” and “Trust Property,” have the meanings given them in the Amended and Restated Agreement and Declaration of Trust (the “Declaration”) of JPMorgan Credit Markets Fund dated September 21, 2026, as amended from time to time.

ARTICLE II.

OFFICES AND SEAL

Section 2.1. Principal Office. The principal office of the Trust shall be located in 277 Park Avenue, New York, New York 10172. The Trustees shall fix and, from time to time, may change the location of the principal executive office of the Trust at any place within or outside the State of Delaware.

Section 2.2. Delaware Officer. The Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust’s registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

Section 2.3. Other Offices. The Trust may establish and maintain such other offices and places of business within or without the State of New York as the Trustees may from time to time determine. The Trustees may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

ARTICLE III.

SHAREHOLDERS

Section 3.1. Meetings. A Shareholders’ meeting for the election of Trustees and the transaction of other proper business need only be held when authorized or required by the Declaration.

Section 3.2. Place of Meeting. All Shareholders’ meetings shall be held at such place within or without the State of New York as the Trustees shall designate, or the Trustees may, in their sole discretion, determine that a meeting of Shareholders may be held solely by means of remote communication in accordance with Section 3.12. In the absence of any such designation, Shareholders’ meetings shall be held at the principal executive office of the Trust. Prior to the date upon which any meeting of Shareholders is to be held, the Board of Trustees of the Trust (“Board”) may, in its sole discretion, which may be delegated to the officers of the Trust, postpone or change the place of such meeting (including by specifying that the meeting will be held by remote communication) one or more times for any reason by giving notice to each Shareholder entitled to vote at the meeting so postponed or changed of the place (including that the meeting will be held by remote communication, as applicable), date and hour at which such meeting will be held. Such notice shall be given not fewer than two (2) days before the date of such meeting and otherwise in accordance with Section 3.3.

Section 3.3. Notice of Meetings. Notice of all Shareholders’ meetings, stating the time, place (including that the meeting will be held by remote communication, as applicable) and purposes of the meeting, shall be given by the Secretary or an Assistant Secretary of the Trust by mail or, to the extent permitted by law, by electronic mail (“e-mail”) or other electronic transmission, as defined in the Delaware Act, to each Shareholder entitled to notice of and to vote at such meeting at his or her address of record on the register of the Trust or e-mail address or other address for electronic transmissions, if available. If no such address appears on the Trust’s books or is given, notice shall be deemed to have been given if sent to that Shareholder by mail or, to the extent permitted by law, by e-mail or other electronic transmission, as defined in the Delaware Act, to the Trust’s principal office. Such notice shall be given at least ten (10) days and not more than one hundred and twenty (120) days before the meeting. Business transacted at any special meeting of Shareholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Such notice shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, or sent by e-mail or other electronic transmission, as applicable. Any adjourned meeting may be held as adjourned without further notice. Notice of any meeting of Shareholders shall be deemed waived by any Shareholder who attends the meeting in person or by proxy or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting. A waiver of notice need not specify the purposes of the meeting.

Section 3.4. Shareholders Entitled to Vote. If, pursuant to Section 3.9 hereof, a record date has been fixed for the determination of Shareholders entitled to notice of and to vote at any Shareholders’ meeting, each Shareholder of the Trust entitled to vote in accordance with the applicable provisions of the Declaration, shall be entitled to vote, in person or by proxy, each Share or fraction thereof standing in his or her name on the register of the Trust at the time of determining net asset value on such record date. Shareholders may vote either in person or by duly executed proxy and each full Share represented at the meeting shall have one vote and each fractional Share shall be entitled to a vote of such fraction, all as provided in the Declaration. If the Declaration or the 1940 Act requires that Shares be voted by series or class, each Shareholder shall only be entitled to vote, in person or by proxy, each Share or fraction thereof of such series or class standing in his or her name on the register of the Trust at the time of determining net asset value on such record date. If no record date has been fixed for the determination of Shareholders entitled to notice of and to vote at a Shareholders’ meeting, such record date shall be at the close of business on the day on which notice of the meeting is mailed or sent by e-mail or other electronic transmission, as applicable, or, if notice is waived by all Shareholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

Section 3.5. Quorum. The presence at any Shareholders’ meeting, in person or by proxy, of Shareholders entitled to cast one-third (33 1/3%) of the votes thereat shall be a quorum for the transaction of business, unless applicable law requires a larger number.

Section 3.6. Adjournment. Any Shareholders’ meeting may be adjourned by the chair of the meeting one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No Shareholder vote shall be required for any adjournment. A Shareholders’ meeting may be adjourned by the chair of the meeting as to one or more proposals regardless of whether action has been taken on other matters. No notice of adjournment of a meeting to another time or place need be given to Shareholders if such time and place are announced at the meeting at which the adjournment is taken or notice is given to persons present at the meeting. Any adjourned meeting may be held at such time and place (including that the meeting will be held by remote communication, as applicable) as determined by the Board or by the chair of the meeting or the officers of the Trust or other authorized persons pursuant to delegated authority from the Trustees in the sole discretion of such Trustees, chair, officers or authorized persons and announced at the meeting. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If, after a postponement or adjournment, a new record date is fixed for the postponed or adjourned meeting, the Secretary shall give notice of the postponed or adjourned meeting to Shareholders of record entitled to vote at such meeting. If a quorum is present with respect to any one or more proposals, the chair of the meeting may, but shall not be required to, cause a vote to be taken with respect to any such proposal or proposals which vote can be certified as final and effective notwithstanding the adjournment of the meeting with respect to any other proposal or proposals.

Section 3.7. Proxies. Shares may be voted in person or by proxy. Any Shareholder may give authorization by telephone, facsimile, or by electronic transmission for another person to execute his or her proxy. When any Share is held jointly by several persons, any one of them may vote at any meeting, in person or by proxy, in respect of such Share unless at or prior to exercise of the vote, the Trustees receive a specific written notice to the contrary from any one of them. If more than one such joint owners shall be present at such meeting, in person or by proxy, and such joint owners or their proxies so present disagree as to any vote cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting.

Section 3.8. Maintenance and Inspection of Records.

(a) Scope; exclusivity. Notwithstanding Section 3819 of the Delaware Statutory Trust Act (12 Del. C. § 3819) or any other provision of the Delaware Act, the rights of a Shareholder to obtain information regarding, or to inspect or copy any books, records, or other documents of, the Trust shall be governed exclusively by this Section 3.8, and no Shareholder shall have any right to demand or receive any information regarding the affairs of the Trust except as expressly set forth in this Section 3.8. This Section 3.8 is intended to apply to Shareholders the same procedural and substantive limitations that apply to a stockholder’s demand to inspect books and records of a Delaware corporation under Section 220 of the Delaware General Corporation Law (8 Del. C. § 220), as in effect from time to time, adapted as necessary to the Trust’s organizational form, and any reference in this Section 3.8 to a term defined in Section 220 shall be construed by analogy to that section unless the context of these By-Laws requires otherwise.

(b) Trust Records. For purposes of this Section 3.8, “Trust Records” means only the following: (i) this Declaration of Trust and the certificate of trust, including any agreement or instrument incorporated by reference therein; (ii) any bylaws of the Trust then in effect; (iii) minutes of all meetings of the Shareholders, and any signed consents evidencing action taken by Shareholders without a meeting, in each case for the three (3) years preceding the date of the demand; (iv) all written or electronic communications to Shareholders generally within the three (3) years preceding the date of the demand; (v) minutes of meetings of the Board of Trustees or any committee thereof, and records of any action taken by the Board of Trustees or any such committee, during such three (3)-year period; (vi) materials provided to the Board of Trustees or any committee thereof in connection with actions taken by the Board of Trustees or such committee during such three (3)-year period; and (vii) the Trust’s annual financial statements for the three (3) years preceding the date of the demand. A demand for inspection under this Section 3.8 shall not extend to any information, book, record, or document of the Trust that is not a Trust Record, except as provided in Section 3.8 (f) below.

(c) Requirements of a demand. A Shareholder (or an attorney or other agent acting on a Shareholder’s behalf) may inspect and make copies and extracts of the Trust Records described in Section 3.8 (b), for a purpose reasonably related to such Person’s interest as a Shareholder, only if each of the following requirements is satisfied:

(i) the demand is made in writing and under oath (which, for purposes of this Section 3.8, includes a statement that the declarant affirms to be true under penalty of perjury under the laws of the United States or any state);

(ii) the demand is made in good faith and for a proper purpose, meaning a purpose reasonably related to such Person’s interest as a Shareholder;

(iii) the demand describes with reasonable particularity such Person’s purpose and the Trust Records sought to be inspected;

(iv) the Trust Records sought are specifically related to the purpose described in the demand;

(v) if the demanding Person is not a Shareholder of record, the demand is accompanied by documentary evidence of such Person’s beneficial ownership of Shares, together with a statement that such documentary evidence is a true and correct copy of what it purports to be; and

(vi) if the demand is made by an attorney or other agent on behalf of a Shareholder, the demand is accompanied by a power of attorney or other writing authorizing such attorney or agent to act on the Shareholder’s behalf.

A demand that does not satisfy each of the requirements of this Section 3.8(c) shall not be a valid demand, and the Trust shall have no obligation to produce any Trust Records in response thereto.

(d) Manner of demand; conditions on production. The demand shall be directed to the Trust at its registered agent for service of process in the State of Delaware or at its principal place of business. The Trust may impose reasonable restrictions on the confidentiality, use, or distribution of any Trust Records produced in response to a demand, may require the demanding Shareholder to agree that the Trust Records so produced are deemed incorporated by reference in any complaint filed by or at the direction of such Shareholder relating to the subject matter of the demand, and may redact any portion of the Trust Records produced to the extent such portion is not specifically related to the Shareholder’s stated purpose.

(e) Enforcement; exclusive remedy. If the Trust refuses to permit an inspection sought by a Shareholder in accordance with, and in a demand that otherwise complies with, this Section 3.8, or does not respond to such demand within a reasonable time after the demand is made, such Shareholder may apply to the Court of Chancery of the State of Delaware for an order to compel such inspection. The Court of Chancery shall have exclusive jurisdiction to determine whether the Shareholder is entitled to the inspection sought. The burden of proof shall be on the Trust to establish that the Shareholder has not satisfied the requirements of Section 3.8 (c) or is otherwise not entitled to the inspection sought. The Court may, in its discretion, prescribe conditions or limitations on the inspection, including as to confidentiality, and may award such other relief as it deems just and proper. This Section 3.8(e) shall be the sole and exclusive remedy of a Shareholder to compel the production of Trust Records or any other information regarding the affairs of the Trust, and no Shareholder shall have any right to bring a direct or derivative action to enforce, or otherwise seek judicial relief in respect of, any right to information or inspection except in accordance with this Section 3.8.

(f) Records beyond the enumerated list. Except as provided in this Section 3.8(f), the Court of Chancery may not order the Trust to produce any information, book, record, or document other than the Trust Records described in Section 3.8(b). If the Trust does not maintain a Trust Record described in clauses (iii), (v), or (vii) of Section 3.8(b), the Court of Chancery may order the Trust to produce records constituting the functional equivalent thereof only if the Shareholder has satisfied the requirements of Section 3.8(c) and only to the extent necessary and essential to fulfill the Shareholder’s proper purpose. The Court of Chancery may order the Trust to produce any other information, book, record, or document of the Trust not described in Section 3.8(b) only if the Shareholder (i) has satisfied the requirements of Section 3.8(c), (ii) has made a showing of a compelling need for such information for purposes of furthering the Shareholder’s proper purpose, and (iii) has demonstrated by clear and convincing evidence that such specific information is necessary and essential to further such purpose.

(g) No litigation-discovery limitation. Nothing in this Section 3.8 shall limit the right of a Shareholder to seek discovery of Trust Records or other information in litigation with the Trust, to the same extent as any other litigant, or the power of a court, independent of this Section 3.8, to compel production of Trust records for inspection subject to the restrictions this Section 3.8 otherwise imposes.

Section 3.9. Record Dates. The Trustees may fix in advance a date as a record date for the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting or any adjournment thereof, or to express consent in writing (including by electronic transmission) without a meeting to any action of the Trustees, or who shall receive payment of any dividend or of any other distribution, or for the purpose of any other lawful action, provided that such record date shall be not more than 120 days before the date on which the particular action requiring such determination of Shareholders is to be taken. In such case, subject to the provisions of Section 3.4, each eligible Shareholder of record on such record date shall be entitled to notice of, and to vote at, such meeting or adjournment, or to express such consent, or to receive payment of such dividend or distribution or to take such other action, as the case may be, notwithstanding any transfer of Shares on the register of the Trust after the record date.

Section 3.10. Chair. The meetings of Shareholders shall be presided over by the President, or if he or she is not present, by the Chair, or if he or she is not present, by any Vice President, unless there is a Senior Vice President, or if none of them is present, then any officer of the Trust appointed by the President to act on his or her behalf shall preside over such meetings.

Section 3.11. Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the person acting as chair at any meeting of Shareholders may, and on the request of any Shareholder or Shareholder proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors of Election shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of the Shares present shall determine whether one or three Inspectors of Election are to be appointed, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector of Election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chair. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting and the voting power of each Share, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the person acting as chair of the meeting, or of any Shareholder or Shareholder proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

Section 3.12. Meetings by Remote Communication. The Trustees may, in their sole discretion, determine that a meeting of Shareholders may be held solely by means of remote communication. If authorized by the Trustees, in their sole discretion, and subject to such guidelines and procedures as the Trustees may adopt, Shareholders and proxyholders not physically present at a meeting of Shareholders may, by means of remote communication: (a) participate in a meeting of Shareholders; and (b) be deemed present in person and vote at a meeting of Shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Trust shall implement such measures as the Trustees deem to be reasonable (A) to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Shareholder or proxyholder; and (B) to provide such Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders; and (ii) if any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Trust.

Section 3.13. Meeting Proposals. If annual meetings are required, to be properly brought before an annual meeting (if any) of Shareholders of the Trust, business must be either (i) brought before the annual meeting by or at the direction of the Board, (ii) pursuant to the notice of meeting, or (iii) otherwise properly brought before the annual meeting by a Shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of these By-Laws. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary of the Trust. To be timely, the Shareholder’s notice must be delivered by a nationally recognized courier service or mailed by first class U.S. mail, postage or delivery charges prepaid, and received at the principal executive offices of the Trust addressed to the attention of the Secretary of the Trust not less than ninety (90) days nor more than one hundred twenty (120) days in advance of the anniversary of the date the Trust’s proxy statement was released to the Shareholders in connection with the previous year’s annual meeting of Shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the Shareholder must be received by the Secretary of the Trust not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting and (y) the seventh (7th) day following the day on which public announcement of the date of such meeting is first made. A Shareholder’s notice to the Secretary shall set forth (i) as to each matter the Shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and (b) any material interest of the Shareholder in such business, and (ii) as to the Shareholder giving the notice (a) the name and record address of the Shareholder and (b) the class, series and number of Shares beneficially owned by the Shareholder. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article III. The presiding officer at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Article III, and, if such officer should so determine, such officer shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

ARTICLE IV.

TRUSTEES

Section 4.1. Regular Meetings. The Trustees from time to time shall provide by resolution for the holding of regular meetings for the election of officers and the transaction of other proper business and shall fix the place and time for such meetings to be held within or without the State of New York.

Section 4.2. Special Meetings. Special meetings of the Trustees shall be held whenever called by the Chair of the Board, the Chief Executive Officer (or, in the absence or disability of the Chief Executive Officer, by the President or any Vice President), the President (or, in the absence or disability of the President, by any Vice President), the Chief Financial Officer, the Secretary or two or more Trustees, at the time and place within or without the State of New York specified in the respective notices or waivers of notice of such meetings.

Section 4.3. Notice. No notice of regular meetings of the Trustees shall be required except as required by the 1940 Act. Notice of each special meeting shall be mailed to each Trustee, at the Trustee’s residence or usual place of business, at least two (2) days before the day of the meeting, or shall be directed to the Trustee at such place by telegraph, telecopy or cable, or shall be sent to the Trustee’s usual or last known e-mail address or other address for electronic transmissions by e-mail or other electronic transmission, as applicable, or be delivered to the Trustee personally, at least twenty-four hours before the meeting. Every such notice shall state the time and place of the meeting but need not state the purposes thereof, except as otherwise expressly provided by these By-Laws or by statute. No notice of adjournment of a meeting of the Trustees to another time or place need be given if such time and place are announced at such meeting.

Section 4.4. Waiver of Notice. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. A waiver of notice need not specify the purposes of the meeting.

Section 4.5. Adjournment and Voting. At all meetings of the Trustees, a majority of the Trustees present, whether or not constituting a quorum, may adjourn the meeting, from time to time. The action of a majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Trustees unless the concurrence of a greater proportion is required for such action by law, by the Declaration or by these By-Laws.

Section 4.6. Compensation. Each Trustee may receive such remuneration for his or her services as such as shall be fixed from time to time by resolution of the Trustees.

Section 4.7. Quorum. One-third of the Trustees present at a meeting shall constitute a quorum for the transaction of business, but in no case shall a quorum be less than two Trustees.

Section 4.8. Action Without a Meeting. Pursuant to the applicable provisions of the Declaration and Section 3806 of the Delaware Act, the Trustees may take any action required or permitted to be taken at any meeting of the Trustees (or such greater amount as may be required by law or the Declaration) or by any committee thereof without a meeting, if (i) a consent thereto is given in writing (including by electronic transmission) by a majority of the Trustees or Members of such committee, as the case may be, and (ii) such consent is filed with the records of the meetings. Consistent with the Declaration and Section 3806 of the Delaware Act, a consent given by electronic transmission by a Trustee or by a person or persons authorized to act for a Trustee shall be deemed to be written and signed.

Section 4.9. Nominations. Nominations of persons for election to the Board at a meeting of Shareholders of the Trust may be made only (i) by or at the direction of the Board or (ii) by a Shareholder who is entitled to vote at a meeting and who has complied with the advance notice procedures of these By-Laws.

Such nominations by any Shareholder shall be made pursuant to timely notice in writing to the Secretary of the Trust. To be timely, the Shareholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the Trust addressed to the attention of the Secretary of the Trust not less than ninety (90) days nor more than one hundred twenty (120) days in advance of the anniversary of the date the Trust’s proxy statement was released to the Shareholders in connection with the previous year’s annual meeting of Shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the Shareholder must be received by the Secretary of the Trust not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting and (y) the seventh (7th) day following the day on which public announcement of the date of such meeting is first made. Such Shareholder’s notice to the Secretary shall set forth (i) as to each person whom the Shareholder proposes to nominate for election or reelection as a Trustee, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of Shares of the Trust that are beneficially owned by the person and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Trustees pursuant to the rules and regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended, and (ii) as to the Shareholder giving the notice (a) the name and record address of the Shareholder and (b) the class and number of Shares of the Trust that are beneficially owned by the Shareholder.

The Trust may require any proposed nominee to furnish such other information as may reasonably be required by the Trust to determine the eligibility of such proposed nominee to serve as a Trustee of the Trust. Each Trustee shall at all times be a natural person of legal age who has not been adjudicated an incompetent or incapacitated person by a court of competent jurisdiction. No person shall be qualified to serve as a Trustee if such person: (i) has been convicted of a felony involving fraud, dishonesty, breach of fiduciary duty, or moral turpitude, unless such conviction has been reversed, expunged, or otherwise judicially set aside; (ii) is subject to an unvacated order, judgment, or decree of any court of competent jurisdiction, entered within the ten (10) years preceding the date of determination, permanently or temporarily enjoining, barring, suspending, or otherwise limiting such person’s involvement in any type of business, securities, or banking activity, or finding such person to have violated any federal or state securities law; (iii) is subject to a bankruptcy or insolvency proceeding, whether as debtor or otherwise, that has not been discharged or dismissed; or (iv) is otherwise disqualified from serving as a fiduciary under applicable law. No person shall be eligible for election as a Trustee of the Trust unless nominated in accordance with the procedures set forth herein. The presiding officer at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE V.

COMMITTEES

Section 5.1. Committees of Trustees. The Trustees may by resolution designate one or more committees, each consisting of two (2) or more Trustees, to serve at the pleasure of the Trustees. The Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee to the extent provided in the resolution of the Trustees, shall have the authority of the Trustees, except with respect to:

(a) the approval of any action which under applicable law requires approval by a majority of the entire authorized number of Trustees or certain Trustees;

(b) the filling of vacancies of Trustees;

(c) the fixing of compensation of the Trustees for services generally or as a member of any committee;

(d) the amendment or termination of the Declaration of Trust or any Series or Class or amendment of the By-Laws or the adoption of new By-Laws;

(e) the amendment or repeal of any resolution of the Trustees which by its express terms is not so amendable or repealable;

(f) a distribution to the Shareholders of the Trust, except at a rate or in a periodic amount or within a designated range determined by the Trustees; or

(g) the appointment of any other committees of the Trustees or the members of such new committees.

Section 5.2. Meetings and Action of Committees. Meetings and action of committees shall be governed by and held and taken in accordance with the provisions of Article IV of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Trustees generally, except that the time of regular meetings of committees may be determined either by resolution of the Trustees or by resolution of the committee. Special meetings of committees may also be called by resolution of the Trustees. Alternate members shall be given notice of meetings of committees and shall have the right to attend all meetings of committees. The Trustees may adopt rules for the governance of any committee not inconsistent with the provisions of these By-Laws.

ARTICLE VI.

CHAIR OF THE BOARD; OFFICERS

Section 6.1. General. The Board shall designate a Chair of the Board. The position of Chair of the Board shall not be that of an officer of the Trust. The designated officers of the Trust shall be a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer, a Chief Compliance Officer, a Treasurer and may include one or more Vice Presidents (one or more of whom may be Executive Vice Presidents), one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 6.11 of this Article VI.

Section 6.2. Election, Term of Office and Qualifications. The Chair of the Board and the designated officers of the Trust (except those appointed pursuant to Section 6.11) shall be elected by the Trustees at any regular or special meeting of the Trustees. Except as provided in Sections 6.3 and 6.4 of this Article VI, the Chair of the Board and the officers elected by the Trustees each shall hold office until their respective successors shall have been chosen and qualified. Any two such positions, except those of the Chief Executive Officer, the President and a Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law, the Declaration or these By- Laws to be executed, acknowledged or verified by any two or more officers. The Chair of the Board and the Chief Executive Officer shall be selected from among the Trustees and may hold such positions only so long as they continue to be Trustees. Any Trustee or officer may be but need not be a Shareholder of the Trust.

Section 6.3. Resignations and Removals. The Chair of the Board or any officer may resign his or her position at any time by delivering a written resignation to the Trustees, the Chief Executive Officer, President, the Secretary or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any person may be removed from such position with or without cause by the vote of a majority of the Trustees at any regular meeting or any special meeting. Except to the extent expressly provided in a written agreement with the Trust, no person resigning and no person removed shall have any right to any compensation for any period following his or her resignation or removal or any right to damages on account of such removal.

Section 6.4. Vacancies and Newly Created Offices. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Trustees at any regular or special meeting or, in the case of any office created pursuant to Section 6.11 of this Article VI, by any officer upon whom such power shall have been conferred by the Trustees.

Section 6.5. Chair of the Board. The Chair of the Board shall preside at all meetings of the Trustees and shall be ex officio a member of all committees of the Trustees, except the Audit Committee, on which he or she may serve as a member if appointed. The Chair of the Board may be the chief executive officer of the Trust. Subject to the supervision of the Trustees, he or she shall have general charge of the business of the Trust, the Trust Property and the officers, employees and agents of the Trust. He or she shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Trustees.

Section 6.6. Chief Executive Officer. The Trustees shall designate a Chief Executive Officer, which shall serve as the principal executive officer of the Trust. In the event of a vacancy, the President shall be the Chief Executive Officer of the Trust. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Trust, as determined by the Trustees, and for the management of the business and affairs of the Trust. The Chief Executive Officer shall have power in the name and on behalf of the Trust to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Trust, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these By-Laws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Trustees from time to time.

Section 6.7. President and Vice Presidents. In the absence of a Chief Executive Officer, the President, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. If the Trust has a Chief Executive Officer, the President shall have the following responsibilities, as well as any responsibilities of the Chief Executive Officer delegated to the President. Subject to direction of the Trustees, the President shall have power in the name and on behalf of the Trust to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the President shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Trustees or, if more than one and not ranked, the Vice-President designated by the Trustees, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Trustees, and of the President, each Vice-President shall have the power in the name and on behalf of the Trust to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.

Section 6.8. Chief Financial Officer, Treasurer and Assistant Treasurers. The Chief Financial Officer shall be the principal financial and accounting officer of the Trust and shall have general charge of the finances and books of account of the Trust. Except as otherwise provided by the Trustees, he or she shall have general supervision of the funds and property of the Trust and of the performance by the custodian appointed pursuant to Section 3.1(s) of the Declaration of its duties with respect thereto. The Chief Financial Officer shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and he or she shall in general perform all the duties incident to the office of the Chief Financial Officer and such other duties as from time to time may be assigned to him or her by the Trustees.

The Treasurer or any Assistant Treasurer may perform such duties of the Chief Financial Officer as the Chief Financial Officer or the Trustees may assign. In the absence of the Chief Financial Officer, the Treasurer may perform all duties of the Chief Financial Officer. In the absence of the Chief Financial Officer and the Treasurer, any Assistant Treasurer may perform all duties of the Chief Financial Officer.

Section 6.9. Chief Compliance Officer. Subject to the ultimate control of the Trust by the Trustees, the Chief Compliance Officer of the Trust shall be responsible for the design, oversight and periodic review of the Trust’s procedures for compliance with applicable Federal securities laws. The designation, compensation and removal of the Chief Compliance Officer shall be subject to approval by the Trustees as contemplated by Rule 38a-1 under the Investment Company Act of 1940. The Chief Compliance Officer shall have other powers and perform such other duties as may be prescribed by the Trustees (collectively or by the Chair), the Chief Executive Officer or by these By-Laws.

Section 6.10. Secretary and Assistant Secretaries. The Secretary shall attend to the giving and serving of all notices of the Trust and shall record all proceedings of the meetings of the Shareholders and Trustees, including those taken by written consent of the Trustees in one or more books to be kept for that purpose. The results of all actions taken at a meeting of the Trustees, ore by written consent of the Trustees, shall be recorded by the Secretary or such other person as the Board or Secretary may from time to time designate. He or she shall keep in safe custody the seal of the Trust, and shall have charge of the records of the Trust, including the register of Shares and such other books and papers as the Trustees may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Trustee. He or she shall perform such other duties as appertain to his or her office or as may be required by the Trustees.

Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Trustees may assign, and, in the absence of the Secretary, he or she may perform all the duties of the Secretary.

Section 6.11. Subordinate Officers. The Trustees from time to time may appoint such other subordinate officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one or more of the Chair of the Board, officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

ARTICLE VII.

EXECUTION OF INSTRUMENTS; VOTING OF SECURITIES

Section 7.1. Execution of Instruments. All deeds, documents, transfers, contracts, agreements, requisitions, orders, promissory notes, assignments, endorsements, checks and drafts for the payment of money by the Trust, and any other instruments requiring execution either in the name of the Trust or the names of the Trustees or otherwise may be signed by the Chair, the Chief Executive Officer, the President, a Vice President or the Secretary and by the Chief Financial Officer, Treasurer or an Assistant Treasurer, or as the Trustees may otherwise, from time to time, authorize, provided that instructions in connection with the execution of portfolio securities transactions may be signed by one such person. Any such authorization may be general or confined to specific instances.

Section 7.2. Voting of Securities. Unless otherwise ordered by the Trustees, the Chair, the Chief Executive Officer, the President or any Vice President shall have full power and authority on behalf of the Trustees to attend and to act and to vote, or in the name of the Trustees to execute proxies to vote, at any meeting of stockholders of any company in which the Trust may hold stock. At any such meeting such person shall possess and may exercise (in person or by proxy) any and all rights, powers and privileges incident to the ownership of such stock. The Trustees may by resolution from time to time confer like powers upon any other person or persons.

ARTICLE VIII.

FISCAL YEAR; ACCOUNTANTS

Section 8.1. Fiscal Year. The fiscal year of the Trust shall be established, re-established or changed from time to time by resolution of the Trustees.

Section 8.2. Accountants.

(a) The Trustees shall employ a public accountant or a firm of independent public accountants as their accountant to examine the accounts of the Trust and to sign and certify at least annually financial statements filed by the Trust. The accountant’s certificates and reports shall be addressed both to the Trustees and to the Shareholders.

(b) Any vacancy occurring due to the death or resignation of the accountant may be filled at a meeting called for the purpose by the vote, cast in person, of a majority of those Trustees who are not Interested Persons (within the meaning of the 1940 Act) of the Trust.

ARTICLE IX.

AMENDMENTS; COMPLIANCE WITH 1940 ACT

Section 9.1. Amendments. The Trustees shall have the exclusive power to amend or repeal these By-Laws at any time. These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

Section 9.2. Compliance with 1940 Act. No provision of these By-Laws shall be given effect to the extent inconsistent with the requirements of the 1940 Act.

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